Exhibit 99.1

Mitel Reports Fourth Quarter and Fiscal Year 2012 Financial Results

- Fourth Quarter Revenue Exceeds Guidance

- Record Gross Margin of 55.6% in the Fourth Quarter

OTTAWA, June 19, 2012 (GLOBE NEWSWIRE) — Mitel (Nasdaq: MITL), a leading provider of unified communications and collaboration (UCC) software solutions, today announced financial results for the fourth quarter and fiscal year ended April 30, 2012. All financial results are in U.S. dollars.

“We continue to deliver results that meet or outperform our quarterly guidance,” said Richard McBee, chief executive officer, Mitel. “Globally we benefited from our technology leadership through the growing adoption of our virtualized solutions, while in North America, we continue to improve execution with our channel focused sales model.”

Fiscal Fourth Quarter 2012 Financial Highlights

•	Revenue from continuing operations for the fourth quarter of fiscal 2012 was $157.6 million, up 4% from $152.2 million for the fourth quarter of fiscal 2011.

•	Gross margins from continuing operations were 55.6%, up from 52.2% in the fourth quarter of fiscal 2011.

•	Adjusted EBITDA from continuing operations for the fourth quarter of fiscal 2012 was $27.3 million, up 43% from the prior year quarter.

•

Non-GAAP net income from continuing operations for the fourth quarter of fiscal 2012 was $17.1 million, or a record $0.30 per share, compared to non-GAAP net income of $9.9 million, or $0.18 per share, in the same period last year. Non-GAAP net income per share from continuing operations was up 67% from the prior year quarter.

•

Net income from continuing operations for the fourth quarter of fiscal 2012 was $49.8 million, or $0.89 per share, diluted, compared to a net income of $3.9 million, or $0.07 per share, diluted, in the same period last year. Net income for the fourth quarter of fiscal year 2012 included the relief of a valuation allowance of approximately $35.0 million primarily relating to Mitel’s deferred tax assets in Canada.

•	Cash and cash equivalents as of April 30, 2012 were $78.7 million.

•	Operating cash flows for the fourth quarter of fiscal 2012 were $3.4 million.

Fiscal 2012 Financial Highlights

•	Revenue from continuing operations for fiscal year 2012 was $611.8 million, compared to revenue of $589.3 million for fiscal 2011.

•	Gross margins from continuing operations were 53.8%, up from 52.2% in fiscal 2011.

•	Adjusted EBITDA from continuing operations for fiscal 2012 was $86.9 million compared to $73.5 million in fiscal 2011.

•

Non-GAAP net income from continuing operations for fiscal 2012 grew 36% to $50.2 million, or $0.89 per share. This compares to non-GAAP net income of $36.8 million, or $0.66 per share for the prior fiscal year.

•

Net income from continuing operations for fiscal 2012 was $49.2 million, or $0.88 per share, diluted, compared to net income of $86.4 million, or $1.54 per share, diluted, for fiscal 2011. Net income for fiscal year 2012 and 2011 was largely driven by the relief of a valuation allowance of approximately $35.0 million and $80.0 million, respectively, primarily relating to Mitel’s deferred tax assets in Canada.

“On any profitability measure, Mitel has demonstrated superior business execution. Expanding gross margins, Adjusted EBITDA and net earnings are evidence of a disciplined, well run business” said Steve Spooner, chief financial officer, Mitel. “This track record gives us confidence that even in a challenging macro environment, Mitel is well positioned to expand earnings and cash flow generation.”

Given that the company announced the proposed sale of DataNet/CommSource in the third quarter of fiscal 2012, the results of the business unit are presented as discontinued operations, and prior period amounts have been adjusted accordingly.

Please refer to the GAAP to non-GAAP reconciliation tables in this release and a discussion of the use of non-GAAP measures under the heading, “Non-GAAP Financial Measurements” below.

Business Unit Results

•

Mitel Communications Solutions revenues for the fourth quarter of fiscal 2012 grew 6% to $133.7 million from the same quarter of 2011. Operating margin improved to 24% from 19% in the prior year. For the fiscal year 2012 revenues grew 5% to $514.7 million from fiscal 2011. Operating margin improved to 22% from 19% in fiscal 2011 generally reflecting improved product and services gross margins.

•

Mitel NetSolutions revenues for the fourth quarter of fiscal 2012 grew 2% to $20.4 million from the same quarter of 2011. For the fiscal year 2012 revenues grew 3% to $81.0 million from fiscal year 2011. Operating margin declined by 2% year over year in the fourth quarter and fiscal year 2012 due to strategic investments in our cloud services offerings.

Business Highlights

•

Conditional approval for a listing of Mitel’s common shares on the Toronto Stock Exchange (TSX) under the symbol, “MNW”. The Company will retain its listing on NASDAQ under the trading symbol “MITL.” Mitel anticipates trading in the Company’s shares to commence on the TSX on or about June 27, 2012.

•

Launch of Mitel AnyWare Infrastructure-as-a-Service (IaaS) from NetSolutions, extending Mitel’s Freedom Architecture to IT organizations looking to implement virtualized voice, unified communications and collaboration, in a Mitel provided and managed datacenter.

•

Launch of the latest version of our UCC flagship product—Mitel Application Suite (MAS 4.0) featuring an in office experience from anywhere with secure instant messaging and dynamic presence on mobile devices, improved conferencing and collaboration tools (Mitel Collaboration Advanced), and greater scalability.

•

Enhancement of Mitel Solutions Alliance (MSA) developer partner program to include exclusive membership program and an expanded SIP Center of Excellence designed to simplify integration and resale of strategic third-party solutions.

•	New customer highlights:

•

Hub Telecom, a subsidiary of Aéroports de Paris specializing in telecommunications services, launched a cloud-based service based on the Mitel Communications Director solution and VMware® virtualization solutions giving customers an in-office collaboration experience anywhere they have an Internet connection at Paris airports.

•

Tiger Group, one of the largest steel companies in the Middle East, selected Virtual Mitel Communications Director (vMCD) as the backbone of its unified communication solution to reduce costs, enhance business continuity, improve employee productivity and increase flexibility.

Business Outlook

Mitel has set the following financial performance guidance for the first quarter of fiscal year 2013 ending July 31, 2012.

•	Revenue from continuing operations is expected to be in the range of $150 to $155 million, which represents a year-over-year growth range of 1% to 4%.

•	Gross margin percentage from continuing operations is expected to be in the range of 53.5 to 54.5 percent.

•

Non-GAAP operating expenses as a percentage of revenue from continuing operations are expected to be in the range of 42.5 to 43.5 percent. Non-GAAP operating expenses means SG&A and R&D expenses excluding estimated amortization of $5.6 million for acquisition-related intangible assets and estimated stock-based compensation expense of $1.1 million.

Conference Call Information

Mitel will host an investor conference call and live webcast today at 5:00 p.m. EDT (2:00 p.m. PDT) to discuss its financial results for the fourth quarter and fiscal year ended April 30, 2012. To access the conference call, dial 866-322-8032. Callers outside the U.S. and Canada should dial 416-640-3406. A replay of the conference call will be available through Sunday, June 24, 2012. To access the replay, please dial 888-203-1112 and enter pass code 4926717. Callers outside the U.S. and Canada should dial 647-436-0148 and enter pass code 4926717. The live webcast will be accessible on Mitel’s investor relations website at http://investor.mitel.com/ and will be archived and available on this site for at least three months.

Non-GAAP Financial Measurements

This press release includes references to non-GAAP financial measures. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. We use these non-GAAP financial measures to assist management and investors in understanding our past financial performance and prospects for the future, including changes in our operating results, trends and marketplace performance, exclusive of unusual events or factors which do not directly affect what we consider to be our core operating performance. Non-GAAP measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. Investors are cautioned that non-GAAP financial measures should not be relied upon as a substitute for financial measures prepared in accordance with generally accepted accounting principles. Please see the reconciliation of non-GAAP financial measures to the most directly comparable U.S. GAAP measure attached to this release.

Forward Looking Statements

Some of the statements in this presentation are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. Actual results may differ materially from those presented in forward-looking statements. Material risks that could cause actual results to differ include: our ability to achieve or sustain profitability in the future; fluctuations in our quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability; intense competition; our reliance on channel partners for a significant component of our sales; our dependence upon a small number of outside contract manufacturers to manufacture our products; and our ability to implement and achieve our business strategies successfully. Additional risks are described under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K. We have made assumptions regarding, among other things: no unforeseen changes occurring in the competitive landscape that would affect our industry generally or Mitel in particular; a stable or recovering economic environment; no significant event occurring outside the ordinary course of our business; and stable foreign exchange and interest rates. Forward-looking information is intended to help you understand management’s current views of our future prospects, and it may not be appropriate for other purposes. Except as required by law, Mitel will not necessarily update forward-looking statements.

About Mitel

Mitel (Nasdaq:MITL) is a global provider of business communications and collaboration software and services. Mitel’s Freedom Architecture provides the flexibility and simplicity organizations need to support today’s dynamic work environment. Through a single cloud-ready software stream, Mitel delivers a powerful suite of advanced communications and collaboration capabilities that provides freedom from walled garden architectures and enables organizations to implement best-of-breed solutions on any network; extends the “in-office” experience anywhere, on any device; and offers choice of commercial options to fit business needs. For more information, visit: http://www.mitel.com.

Mitel and the Mitel logo are registered trademarks of Mitel Networks Corporation.

All other trademarks are the property of their respective owners.

Contact Information:

Amy MacLeod (analysts and media), 613-592-2122 x71245, amy_macleod@mitel.com

Scott Smith (media), 408-884-5157, ssmith@sterlingpr.com

Cynthia Hiponia (investor relations), 613-592-2122 x71997, investorrelations@mitel.com

MITL-F

MITEL NETWORKS CORPORATION

CONSOLIDATED BALANCE SHEETS

(in millions of US dollars)

(unaudited)

	April 30, 2012	April 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$78.7	$73.9
Accounts receivable	129.0	124.7
Sales-type lease receivables	16.9	20.0
Inventories	28.3	26.1
Deferred tax asset	12.9	5.9
Other current assets	33.8	37.1
Assets of component held for sale, current	3.4	3.8

	303.0	291.5
Non-current portion of sales-type lease receivables	23.6	30.1
Deferred tax asset	117.4	91.1
Property and equipment	21.5	15.7
Identifiable intangible assets	78.5	100.6
Goodwill	132.6	132.6
Other non-current assets	8.7	8.7
Assets of component held for sale, non-current	1.9	1.9

	$687.2	$672.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$104.3	$107.0
Current portion of deferred revenue	33.3	40.0
Current portion of long-term debt	4.6	16.4

	142.2	163.4
Long-term debt	307.2	306.9
Lease recourse liability	5.7	7.1
Long-term portion of deferred revenue	12.1	13.2
Deferred tax liability	35.9	50.5
Pension liability	75.2	61.4
Other non-current liabilities	19.1	20.2

	597.4	622.7
Shareholders’ equity	89.8	49.5

	$687.2	$672.2

MITEL NETWORKS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended April 30, 2012	Quarter Ended April 30, 2011	Year Ended April 30, 2012	Year Ended April 30, 2011
Revenues	$157.6	$152.2	$611.8	$589.3
Cost of revenues	69.9	72.7	282.4	281.9

Gross margin	87.7	79.5	329.4	307.4

Expenses:
Selling, general and administrative	55.6	55.2	222.9	212.8
Research and development	14.8	15.8	58.6	61.3
Special charges and restructuring costs	1.1	3.8	17.1	15.5
Loss on litigation settlement	0.5	1.0	1.5	1.0

	72.0	75.8	300.1	290.6

Operating income from continuing operations	15.7	3.7	29.3	16.8
Interest expense	(4.7)	(4.8)	(18.8)	(20.0)
Debt retirement costs, including write-off of related deferred financing costs	—	(0.6)	—	(0.6)
Fair value adjustment on derivative instruments	—	—	—	1.0
Other income (expense), net	0.3	1.2	(0.7)	0.8

Income (loss) from continuing operations, before income taxes	11.3	(0.5)	9.8	(2.0)
Current income tax recovery (expense)	(7.5)	(8.5)	(8.4)	(8.0)
Deferred income tax recovery (expense)	46.0	12.9	47.8	96.4

Net income (loss) from continuing operations	49.8	3.9	49.2	86.4
Net income (loss) from discontinued operations	(0.6)	0.5	0.6	1.7

Net income	$49.2	$4.4	$49.8	$88.1

Net income (loss) per common share - Basic
From continuing operations	$0.93	$0.07	$0.92	$1.63
From discontinued Operations	$(0.01)	$0.01	$0.01	$0.03
Net income per common share - Basic	$0.92	$0.08	$0.93	$1.66
Net income (loss) per common share - Diluted
From continuing operations	$0.89	$0.07	$0.88	$1.54
From discontinued Operations	$(0.01)	$0.01	$0.01	$0.03
Net income per common share - Diluted	$0.88	$0.08	$0.89	$1.57
Weighted-average number of common shares outstanding (in millions):
Basic	53.6	53.0	53.5	52.9
Diluted	56.1	55.6	56.0	56.0

MITEL NETWORKS CORPORATION

Cash flow information

(in millions of US dollars)

(unaudited)

	Quarter Ended April 30, 2012	Quarter Ended April 30, 2011	Year Ended April 30, 2012	Year Ended April 30, 2011
Cash provided by (used in)
Net cash provided by operating activities	$3.4	$11.0	$35.0	$32.5
Net cash used in investing activities	(0.9)	(1.8)	(12.8)	(5.3)
Net cash used in financing activities	(1.3)	(26.3)	(16.6)	(31.4)
Effect of exchange rate changes on cash balances	0.6	0.3	(0.8)	1.5

Net increase (decrease) in cash and cash equivalents	1.8	(16.8)	4.8	(2.7)
Cash and cash equivalents, beginning of period	76.9	90.7	73.9	76.6

Cash and cash equivalents, end of period	$78.7	$73.9	$78.7	$73.9

Additional information on capital expenditures
Capital expenditures acquired with cash	1.7	1.8	13.6	6.2
Capital expenditures financed through capital leases	1.5	0.6	2.7	2.5

Total capital expenditures	$3.2	$2.4	$16.3	$8.7

MITEL NETWORKS CORPORATION

Reconciliation of Net Income to Non-GAAP Net Income

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended April 30, 2012	Quarter Ended April 30, 2011	Year Ended April 30, 2012	Year Ended April 30, 2011
Net income (loss) from continuing operations	$49.8	$3.9	$49.2	$86.4
Income tax expense (recovery)	(38.5)	(4.4)	(39.4)	(88.4)

Net income (loss) from continuing operations, before income taxes	11.3	(0.5)	9.8	(2.0)
Adjustments:
Foreign exchange loss (gain)	—	(0.5)	1.5	0.7
Fair value adjustment on derivative instruments	—	—	—	(1.0)
Special charges and restructuring costs	1.1	3.8	17.1	15.5
Stock-based compensation	1.0	1.3	4.8	4.7
Loss on litigation settlement	0.5	1.0	1.5	1.0
Debt retirement costs, including write-off deferred financing costs	—	0.6	—	0.6
Amortization of acquisition-related intangibles assets	5.5	5.5	22.3	22.3

Non-GAAP net income from continuing operations, before income taxes	19.4	11.2	57.0	41.8
Non-GAAP tax expense(1)	(2.3)	(1.3)	(6.8)	(5.0)

Non-GAAP net income from continuing operations	17.1	9.9	50.2	36.8
Non-GAAP net income (loss) from discontinued operations	(0.8)	0.7	1.0	2.3

Non-GAAP net income	$16.3	$10.6	$51.2	$39.1

Non-GAAP net income per common share from continuing operations	$0.30	$0.18	$0.89	$0.66
Non-GAAP net income per common share from discontinued operations	$(0.01)	$0.01	$0.02	$0.04
Non-GAAP net income per common share	$0.29	$0.19	$0.91	$0.70
Weighted-average number of common shares outstanding (in millions):	56.1	55.6	56.0	56.0

(1)	Non-GAAP tax expense is based on an estimated effective tax rate of 12.0%.

MITEL NETWORKS CORPORATION

Reconciliation of Net Income to Adjusted EBITDA

(in millions of US dollars)

(unaudited)

	Quarter Ended April 30, 2012	Quarter Ended April 30, 2011	Year Ended April 30, 2012	Year Ended April 30, 2011
Net income	$49.2	$4.4	$49.8	$88.1
Net loss (income) from discontinued operations	0.6	(0.5)	(0.6)	(1.7)

Net income (loss) from continuing operations	49.8	3.9	49.2	86.4
Adjustments:
Interest expense	4.7	4.8	18.8	20.0
Income tax recovery	(38.5)	(4.4)	(39.4)	(88.4)
Amortization and depreciation	8.7	8.6	33.4	34.0
Foreign exchange loss (gain)	—	(0.5)	1.5	0.7
Fair value adjustment on derivative instruments	—	—	—	(1.0)
Special charges and restructuring costs	1.1	3.8	17.1	15.5
Stock-based compensation	1.0	1.3	4.8	4.7
Loss on litigation settlement	0.5	1.0	1.5	1.0
Debt retirement costs, including write-off deferred financing costs	—	0.6	—	0.6

Adjusted EBITDA from continuing operations	27.3	19.1	86.9	73.5
Adjusted EBITDA from discontinued operations(1)	(0.9)	0.8	1.1	2.6

Adjusted EBITDA	$26.4	$19.9	$88.0	$76.1

(1)	The reconciliation from net income (loss) from discontinued operations to Adjusted EBITDA from discontinued operations consists of income tax expense (recovery) of ($0.3), $0.3, $0.5 and $0.9, for the periods presented, respectively.

MITEL NETWORKS CORPORATION

Segmented Information

(in millions of US dollars)

(unaudited)

	Quarter Ended April 30, 2012	Quarter Ended April 30, 2011	Year Ended April 30, 2012	Year Ended April 30, 2011
Revenues
Mitel Communications Solutions	$133.7	$126.7	$514.7	$491.0
NetSolutions	20.4	20.0	81.0	78.8
Other(1)	3.5	5.5	16.1	19.5

Total revenues	$157.6	$152.2	$611.8	$589.3

Segment income
Mitel Communications Solutions	$32.3	$24.1	$112.3	$91.0
NetSolutions	4.7	4.9	18.6	19.4
Other(1)	0.7	0.9	3.1	3.8

Total segment income	$37.7	$29.9	$134.0	$114.2

(1)	The operations of the DataNet are recorded as discontinued operations and therefore are excluded from the periods presented.